File No. 333-

As filed with the Securities and Exchange Commission on January 20, 2005.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2127278
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12012 Sunset Hills Road

Reston, Virginia 20190-5869

(Address of Principal Executive Offices)

2002 STOCK INCENTIVE PLAN

 ( Full Title of the Plan)

Ray J. Oleson
CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

SI International, Inc.

12012 Sunset Hills Road

Reston, Virginia 20190-5869

 (Name and Address of Agent for Service)

(703) 234-7000

(Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Lawrence T. Yanowitch, Esq.	Jeffrey B. Grill, Esq.
Shaw Pittman LLP	Shaw Pittman LLP
1650 Tysons Boulevard	2300 N Street, NW
McLean, Virginia 22102-4859	Washington, DC 20037-1128
(703) 770-7900	(202) 663-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.01 per share	320,000 shares	$28.57	(1)	$9,142,400	$1,777

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq National Market on January 20, 2005 in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

INTRODUCTORY STATEMENT NOT FORMING PART OF THE PROSPECTUS

The registration statement relates to the registration of additional shares under the 2002 Stock Incentive Plan.  Shares to be issued pursuant to that plan were originally registered pursuant to a registration statement on Form S-8, as amended (File No. 333-101298) (the “Registration Statement”).  The contents of the Registration Statement are hereby incorporated by reference into this registration statement to the extent that they present information not otherwise presented herein.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration

Exhibit Number	Description of Exhibit

4.1

Second Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-87964) filed on October 25, 2002 and incorporated herein by reference)

4.2

Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-87964) filed on November 8, 2002 and incorporated herein by reference)

5.1	Opinion of Shaw Pittman LLP, counsel to the Registrant, regarding the validity of the securities being registered hereunder

23.1	Consent of Ernst & Young LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Reston, Commonwealth of Virginia on the 20th day of January 2005.

SI International, Inc.

By:	/s/ Ray J. Oleson
Ray J. Oleson
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray J. Oleson	Chairman of the Board and Chief Executive Officer	January 20, 2005
Ray J. Oleson	(principal executive officer)

/s/ Thomas E. Dunn	Director and Chief Financial Officer (principal	January 20, 2005
Thomas E. Dunn	accounting officer)

*	Director	January 20, 2005
Dr. Walter J. Culver

*	Director	January 20, 2005
Charles A. Bowsher

*	Director	January 20, 2005
General R. Thomas Marsh
(USAF-Ret.)

*	Director	January 20, 2005
James E. Crawford, III

*	Director	January 20, 2005
Walter C. Florence

*	Director	January 20, 2005
Edward H. Sproat

*	Director	January 20, 2005
John P. Stenbit
	By:	/s/ Ray J. Oleson
Ray J. Oleson
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Second Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-87964) filed on October 25, 2002 and incorporated herein by reference)

4.2

Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-87964) filed on November 8, 2002 and incorporated herein by reference)

5.1	Opinion of Shaw Pittman LLP, counsel to the Registrant, regarding the validity of the securities being registered hereunder

23.1	Consent of Ernst & Young LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney